EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Entercom Communications Corp. of our report dated February 27, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting of Entercom Communications Corp., which appears in Entercom Communications Corp.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 13, 2019